UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2023

RAYONT INC.

(Exact name of registrant as specified in its charter)

Nevada	000-56020	27-5159463
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

228 Hamilton Avenue, 3rd Floor, Palo Alto,

California, 94301

1 (855) 801-9792

(Address, including zip code, and telephone number, including area code,

of registrant’s principal executive offices)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par $0.001 per share	RAYT	OTC Markets Group

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

The Company received letters dated April 24, 2023, May 19, 2023 and June 6, 2023, respectively, annexed herein, from the Staff of the United States Securities and Exchange which raised questions about material deficiencies in the Company’s Form 10-K for fiscal year ended June 30, 2022, filed on December 29, 2022, Form 10-Q for quarterly period ended December 31, 2022, filed on February 14, 2023 and Form 10-Q for quarterly period ended March 31, 2023, filed on May 15, 2023, (collectively, the “Previously Issued Financial Statements”).

The material deficiencies render the Previously Issued Financial Statements unreliable.

The company would like to inform the shareholders and public to NOT RELY on this information till accurate and correct reports have been filed by the company.

The Company is currently reviewing the Previously Issued Financial Statements with external auditors with a view to issuing amended Form 10-K and Form 10-Qs, where applicable. The Company aims to file the amended Form 10-K and Form 10-Qs as soon as possible.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

RAYONT INC.

Dated: June 23, 2023	By:	/s/ Marshini Aliya Moodley
Marshini Aliya Moodley
CEO and President

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Item 9.01 Financial Statements and Exhibits

Number	Description

1.01	On April 24, 2023, The Company received a letter from The Securities and Exchange Commission regarding concerns about the Company`s filings.
1.02	On May 19, 2023, The Company received a letter from The Securities and Exchange Commission regarding concerns about the Company`s filings.
1.03	On June 6, 2023, The Company received a letter from The Securities and Exchange Commission regarding concerns about the Company`s filings.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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